                   REGISTRATION STATEMENT CONSISTS OF 6 PAGES.
                      THE EXHIBIT INDEX APPEARS ON PAGE 4.
                                                               File No. 33-_____
    As filed with the Securities and Exchange Commission on March 29, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               COURIER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         MASSACHUSETTS                                       04-2502514
  (State or other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

                                15 WELLMAN AVENUE
                           NORTH CHELMSFORD, MA 01863
                    (Address of Principal Executive Offices)

                                 (978) 251-6000
                         (Registrant's Telephone Number)

                               COURIER CORPORATION
                   1989 DEFERRED INCOME STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)
                              --------------------

                               JAMES F. CONWAY III
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               COURIER CORPORATION
                                15 WELLMAN AVENUE
                      NORTH CHELMSFORD, MASSACHUSETTS 01863
                     (Name and Address of Agent for Service)

                                 (978) 251-6000
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------

                                  With Copy to:
                           F. Beirne Lovely, Jr., P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                Boston, MA 02109
                                 (617) 570-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

      Title of                                     Proposed Maximum        Proposed Maximum
  Securities to be                                 Offering Price              Aggregate             Amount of
     Registered        Amount to be Registered(1)    Per Share              Offering Price        Registration Fee
---------------------  ------------------------ ----------------------  ----------------------- ------------------------
---------------------  ------------------------ ----------------------  ----------------------- ------------------------
Common Stock, par
value $1 per share          100,000 shares          $19.8125(2)               $1,981,250               $551.00
---------------------  ------------------------ ----------------------  ----------------------- ------------------------
---------------------  ------------------------ ----------------------  ----------------------- ------------------------

(1) Plus such additional number of shares as may be required pursuant to the Registrant's 1989 Deferred Income Stock Option Plan for Non-Employee Directors in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the aggregate offering price and the registration fee and is based upon the average of the bid and ask prices of the Common Stock on the National Association of Securities Dealers Automatic Quotation/National Market System on March 25, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        Courier Corporation (the "Registrant") hereby incorporates by reference the documents listed below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 26, 1998, as amended by the Registrant's Annual Report on Form 10-K/A filed on December 28, 1998;

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 26, 1998;

        (c) The Registrant's Registration Statement on Form S-8, Registration no. 33-76814, relating to the 1989 Deferred Income Stock Option Plan for Non-Employee Directors; and

        (d) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, counsel to the Registrant. A professional corporation controlled by F. Beirne Lovely, Jr., the Clerk of the Registrant, is a partner of Goodwin, Procter & Hoar LLP, which receives compensation from the Registrant for rendering legal services.


Item 8.        EXHIBITS.

        (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT
-------
        5.1     Opinion of Counsel, Goodwin, Procter & Hoar LLP, as to the
                legality of the securities being registered.
       23.1     Consent of Independent Auditors, Deloitte & Touche LLP
       23.2     Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
                Exhibit 5.1 hereto).
       24.1     Powers of Attorney (included in Part II of this Registration
                Statement).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement relating to the 1989 Deferred Income Stock Option Plan for Non-Employee Directors to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Chelmsford, the Commonwealth of Massachusetts, on this 18th day of March, 1999.

                                                COURIER CORPORATION


                                                By:    /S/ JAMES F. CONWAY III
                                                    ----------------------------
                                                       James F. Conway III
                                                       Chairman, President and
                                                       Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Each person whose signature appears below constitutes and appoints James
F. Conway III, Robert P. Story, Jr. and Peter M. Folger, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute, may lawfully do or cause to be done by virtue hereof.

            SIGNATURE                                   TITLE                                  DATE
            ---------                                   -----                                  ----
/S/ JAMES F. CONWAY III                          Chairman, President, and Chief            March 18, 1999
----------------------------------------
James F. Conway III                              Executive Officer




/S/ ROBERT P. STORY, JR.                         Senior Vice President, Chief              March 18, 1999
----------------------------------------
Robert P. Story, Jr.                             Financial Officer and Director



/S/ PETER M. FOLGER                              Vice President and Controller             March 18, 1999
----------------------------------------
Peter M. Folger



/S/ EDWARD J. HOFF                               Director                                  March 18, 1999
----------------------------------------
Edward J. Hoff



/S/ ARNOLD S. LERNER                             Director                                  March 18, 1999
----------------------------------------
Arnold S. Lerner

/S/ GEORGE Q. NICHOLS                            Director                                  March 18, 1999
----------------------------------------
George Q. Nichols


                                                 Director                                  March 18, 1999
----------------------------------------
Charles E. Otto


/S/ W. NICHOLAS THORNDIKE                        Director                                  March 18, 1999
----------------------------------------
W. Nicholas Thorndike


/S/ KATHLEEN FOLEY CURLEY                        Director                                  March 18, 1999
----------------------------------------
Kathleen Foley Curley


/S/ RICHARD K. DONAHUE                           Director                                  March 18, 1999
----------------------------------------
Richard K. Donahue

                                  EXHIBIT INDEX




                                                                                                   SEQUENTIAL
EXHIBIT NO.                                  DESCRIPTION                                             PAGE NO.
-----------                                  -----------                                           -----------
     5.1          Opinion of Counsel, Goodwin, Procter & Hoar  LLP, as to the legality
                  of the securities being registered.                                                5

    23.1          Consent of Independent Auditors, Deloitte & Touche LLP                             6

    23.2          Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
                  Exhibit 5.1 hereto).

    24.1          Powers of Attorney (included in Part II of this Registration Statement).